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                                                                   Exhibit 10.15

                             AMENDMENT NO. 4 TO THE
                 CYTRX CORPORATION 2000 LONG-TERM INCENTIVE PLAN

        This Amendment No. 4 (the "Amendment") to the CytRx Corporation 2000 Long-Term Incentive Plan, as previously amended (as so amended, the "Plan"), is made and shall be effective as of this 4th day of September, 2003, subject to stockholder approval of this Amendment.

        WHEREAS, the Board of Directors of the Company has determined that it is desirable and in the best interests of the Company and its stockholders to amend the Plan to increase certain limitations on the amount of Awards that may be granted thereunder;

        1. The text of Section 5.4 of the Plan is amended by deleting each reference to "500,000" and replacing it with "1,000,000."

        2. As modified hereby, the provisions of the Plan shall remain in full force and effect, and the Plan may be restated, as amended hereby, in its entirety.

        NOW, THEREFORE, in accordance with Section 15.1 of the Plan, the Plan is hereby amended as follows: